EXHIBIT 32.1
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of International Synergy Holding Company, Ltd. N/K/A Along Mobile Technologies, Inc.., a Nevada corporation (the "Company"), does hereby certify, to such officer's knowledge, that:
The Annual Report on Form 10-KSB for the fiscal year ended August 31, 2003 (the "Form 10-KSB") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to International Synergy Holding Company, Ltd. N/K/A Along Mobile Technologies, Inc. and will be retained by International Synergy Holding Company, Ltd. N/K/A Along Mobile Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: April 28, 2006

/s/ Jian Wei Li
Jian Wei Li
President and
Chief Executive Officer

/s/ Zhen Wan
Zhen Wan
Chief Financial Officer